Exhibit 23.1

Moss Adams LLP
Certified Public Accountants

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation of our report dated January 8, 2003 (except for Note 19, for which the date is November 13, 2003) incorporated by reference in this Form 10-K/A into the previously filed registration statements on Form S-8 for 1995 Stock Option Plan (Registration Statement File No. 333-89362) and for the 401(k) Plan (Registration Statement File No. 333-10078).

/s/ Moss Adams LLP

Stockton, California
December 18, 2003